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                                                                     EXHIBIT 4.1



                                          REGISTERED

                                          Principal Amount $____________________
                                          CUSIP
                                          No.____________________

                              DELTA AIR LINES, INC.
                           MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

If the registered owner of this Note (as indicated below) is The Depository Trust Company ("DTC") or a nominee of the Depositary, this Note is a Global Note and the following legend is applicable: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.*

The following summary of terms is subject to the information set forth on the reverse hereof:

         Principal Amount:                   Original Issue Date:

         Interest Rate:                      Interest Payment Dates:
                                                      March 15 and September 15

         Stated Maturity:

----------------------

*        Applies only if this Note is a Global Security.


                                       C-1

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         Redemption Price(s):               Regular Record Dates:
                                                     March 1 and September 1

         Redemption Period(s):              Authorized Denominations:

         Legal Defeasance:                  Covenant Defeasance:


         DELTA AIR LINES, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof) for value received, hereby promises to pay to or registered assigns, the Principal Amount specified above on the Stated Maturity specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, on the Interest Payment Dates specified above and at maturity and, if applicable, upon redemption, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (provided that if the Original Issue Date is after a Regular Record Date (as defined below) and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date), at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment and at the Interest Rate per annum specified above on any overdue principal and premium, if any, and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, whether or not a Business Day (as defined on the reverse hereof, prior to such Interest Payment Date; provided, however, that interest payable at maturity, will be payable to the Person to whom principal shall be payable and provided further, however, that if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.



                                       C-2

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The principal hereof (and premium, if any) and interest due at maturity or, if applicable, upon redemption shall be paid in immediately available funds against presentation of this Note at the office or agency of the Company maintained for that purpose in the City of New York. Payment of interest on this Note due on any Interest Payment Date will be paid by check to the Person entitled thereto at his last address as it appears on the Security Register or in immediately available funds by wire transfer to such account as may have been designated by the Holder hereof (so long as such Holder owns at least one million dollars aggregate principal amount of the Notes) to the Paying Agent at least fifteen days prior to the Record Date immediately preceding the applicable Interest Payment Date. Any such designation to the Paying Agent shall remain effective until revoked in writing by the Holder of this Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.




                                       C-3

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:




       TRUSTEE'S CERTIFICATE OF                   DELTA AIR LINES, INC.
            AUTHENTICATION

       This is one of the Securities of the
 series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, AS TRUSTEE                  By____________________________
                                                    Vice President and Treasurer

By_______________________________
             Authorized Signatory                 Attest:_______________________
                                                          Corporate Secretary



                                       C-4

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                  [TO BE DELETED IF NOTE ISSUED AS GLOBAL NOTE]

                               __________________
                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TENCOM  -  as tenants in common             UNIF GIFT MIN ACT-    Custodian
TEN ENT -  as tenants by the entireties      ____             ____
JT TEN  -  joint tenants with right of       (Cust.)          (Minor)
           survivorship and not as                 Under Uniform Gifts to Minor
           tenants in common                      Act___________________________
                                                                       (State)

     Additional abbreviations may also be used though not in the above list.

              _____________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________

______________________________________



________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,INCLUDING POSTAL ZIP CODE OF ASSIGNEE

___________________________________________________

___________________________________________________

___________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________, attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated________________________

                  ______________________________________________________________
                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.



                                       C-5

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                                                                  [REVERSE SIDE]

                              DELTA AIR LINES, INC.
                           MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)


         SECTION 1. General. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of May 1, 1991 (herein called the "Indenture"), between the Company and The Bank of New York, as successor to The Citizens and Southern National Bank of Florida, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of the series of securities designated on the face hereof as Medium-Term Notes, Series C, limited in aggregate principal amount to $300,000,000; provided, however, that the Company may increase or decrease such principal amount from time to time. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary all as provided in the Indenture.

         SECTION 2. Redemption. If so provided on the face of this Note, this Note may be redeemed by the Company on and after the first day of the Redemption Period specified on the face hereof. If no such Redemption Period is specified on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part on any day in any Redemption Period in increments of $1,000 at the option of the Company at the Redemption Price or Prices indicated on the face hereof applicable to the relevant Redemption Period or Periods, together with interest thereon payable to the date fixed for redemption, on notice given not more than 60 nor less than 30 days prior to such date. If less than all the Outstanding Notes having such terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the date fixed for redemption, from the Outstanding Notes having such terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.


                                       C-6

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         SECTION 3. Payments. Interest on this Note will be payable semiannually on the Interest Payment Dates specified on the face hereof and at maturity or, if applicable, upon redemption.

         Interest payments on each Interest Payment Date for this Note will include interest accrued from and including the Original Issue Date or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for, as the case may be, to but excluding such Interest Payment Date. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

         SECTION 4. Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         SECTION 5. Modifications and Waivers; Obligations of Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         SECTION 6. Institution of Proceedings by Holders. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the

Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement or payment of the principal of (and premium, if any) or interest on this Note.

         SECTION 7. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         SECTION 8. Authorized Denominations. The Notes of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         SECTION 9. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

         SECTION 10. Defeasance. If so specified on the face hereof, (1) the entire indebtedness of this Note and (2) certain restrictive covenants and Events of Default with respect to this Note are subject to defeasance, in each case upon compliance with certain conditions set forth in the Indenture.

         SECTION 11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.


                                       C-8

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         SECTION 12. Defined Terms. All capitalized terms used in this Note without definition shall have the meanings assigned to them in the Indenture.


                                       C-9